Exhibit 99.1





October 28, 2008

The Board of Directors
Energy Recovery Inc.
1908 Doolittle Dr.
San Leandro, CA  95477

Gentlemen:

I regret that, for personal reasons, I am compelled to resign from the Board of Directors of Energy Recovery Inc. I have enjoyed my seven years as a director of the corporation and it has been rewarding to have been a part of the exceptional growth and profitability of the company. This resignation will become effective as of the close of business October 31, 2008.

I will be pleased to offer any future assistance to the company, should you deem that to be beneficial.

Very truly yours,


James M. Medanich